EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Corporation Reports Second Quarter 2024 Results
•Record Housing and Infrastructure Products (HIP) segment income from operations of $266 million
•Record HIP segment EBITDA of $336 million
•Sequential increases in Performance and Essential Materials (PEM) segment earnings and margins
HOUSTON--(BUSINESS WIRE)--Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced second quarter 2024 results.

SUMMARY FINANCIAL HIGHLIGHTS (in millions of dollars, except per share data and percentages)

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023

Westlake Corporation
Net sales	$3,207	$2,975	$3,251
Income from operations	$406	$223	$396
Operating income margin	13%	7%	12%
Net income attributable to Westlake Corporation	$313	$174	$297
Diluted earnings per common share	$2.40	$1.34	$2.31
EBITDA	$744	$546	$690
EBITDA margin	23%	18%	21%

Performance and Essential Materials ("PEM") Segment
Net sales	$2,013	$1,931	$2,136
Income from operations	$157	$22	$215
Operating income margin	8%	1%	10%
EBITDA	$391	$253	$435
EBITDA margin	19%	13%	20%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,194	$1,044	$1,115
Income from operations	$266	$210	$190
Operating income margin	22%	20%	17%
EBITDA	$336	$264	$244
EBITDA margin	28%	25%	22%
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BUSINESS HIGHLIGHTS
In the second quarter of 2024, Westlake achieved net sales of $3.2 billion, net income of $313 million and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $744 million. These results were driven by strong demand for most products in the Company's HIP segment, and higher average sales price in the PEM segment as compared to the first quarter of 2024.

Second quarter HIP sales volume increased 15% from the first quarter of 2024 while PEM sales volume increased 1% quarter-over-quarter. Overall sales volume for the Company increased 6% sequentially from the previous quarter.

HIP's second quarter average sales price was flat compared to the first quarter of 2024 while PEM's average sales price increased 4% quarter-over-quarter. Overall average sales price for the Company increased 2% sequentially from the previous quarter.

HIP's second quarter EBITDA margin increased to 28% from 25% in the first quarter of 2024, while PEM's EBITDA margin increased to 19% from 13% over the same period of time.
EXECUTIVE COMMENTARY
"We are pleased with our financial results for the second quarter of 2024, highlighted by record HIP EBITDA and margins as well as improved pricing and profitability in the PEM segment. Combined, these factors enabled us to deliver year-over-year quarterly earnings growth following the slowdown in global macroeconomic activity that began in the second half of 2022. Our HIP businesses continue to perform exceptionally well due in part to our product portfolio as well as our focus and position in segments of the market that have outperformed the broader industry. While global industrial and manufacturing activity remains sluggish, conditions in our PEM segment have stabilized and we are encouraged by recent trends reflecting improved demand and higher average sales price for most major products, which is driving a recovery in our margins," said Albert Chao, Executive Chairman.

"Looking ahead, conditions in our HIP segment should continue to be supported by favorable structural factors, including the decade-long under-investment in housing that followed the financial crisis, population growth, an aging housing stock and increasing investments in infrastructure driven by the Infrastructure and Jobs Act. While the improvement in global industrial and manufacturing conditions has been modest, we are taking steps to enhance PEM segment profitability, including our recently announced plan to temporarily cease operations at two units within our European epoxy business to align our manufacturing footprint and costs with changing global conditions," continued Mr. Chao.

"Finally, we are excited to welcome Jean-Marc Gilson as President and CEO of Westlake. Jean-Marc brings a wealth of experience to the Company to build upon our solid foundation and lead Westlake for years to come," concluded Mr. Chao.

"After my first few weeks I look forward to helping drive Westlake forward and execute on our strategy while embracing the culture and continuing the focus on creating long-term value for shareholders," said Jean-Marc Gilson, President and Chief Executive Officer.
RESULTS
Consolidated Results
For the second quarter of 2024, the Company reported net income of $313 million, or $2.40 per share, on net sales of $3.2 billion. The year-over-year increase in net income of $16 million was primarily due to higher sales volume and margins in our HIP segment, which were partially offset by lower average sales price and margins in our PEM segment, particularly for caustic soda and PVC resin.

Second quarter 2024 net income of $313 million increased by $139 million as compared to the first quarter of 2024. The sequential increase in net income compared to the prior quarter was primarily due to higher sales volume in our HIP segment and higher average sales price in our PEM segment.

EBITDA of $744 million for the second quarter of 2024 increased by $54 million as compared to second quarter 2023 EBITDA of $690 million. Second quarter 2024 EBITDA increased by $198 million as compared to first quarter 2024 EBITDA of $546 million.

A reconciliation of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.
Cash and Debt
Net cash provided by operating activities was $237 million for the second quarter of 2024 and capital expenditures were $231 million. As of June 30, 2024, cash and cash equivalents were $3.0 billion and total debt was $4.9 billion.
Performance and Essential Materials Segment
For the second quarter of 2024, PEM income from operations was $157 million as compared to $215 million in the second quarter of 2023. This year-over-year decrease of $58 million was due to lower average sales price for most of our major products, particularly caustic soda and PVC resin, partially offset by higher production and sales volume across our major products.

Sequentially, PEM income from operations increased by $135 million as compared to the first quarter of 2024. This increase in income from operations versus the prior quarter was primarily driven by higher average sales price, particularly for Performance Materials.
Housing and Infrastructure Products Segment
For the second quarter of 2024, HIP income from operations of $266 million increased by $76 million as compared to the second quarter of 2023. The year-over-year increase was the result of higher production and sales volume for all of our major products.

Sequentially, HIP income from operations increased by $56 million as compared to the first quarter of 2024. This increase in income from operations versus the prior quarter was primarily due to higher sales volume as a result of the seasonal increase in demand.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments, global macroeconomic conditions, continuing stabilization or increases in sales prices, volumes, margins and profitability in both domestic and export markets for most of our products, industrial, manufacturing, residential construction and infrastructure activity in our target markets, our ability to weather economic volatility, raw material costs, higher energy prices, our market position, our ability to improve reliability and efficiency of our plants, our cost savings initiatives, global demand for our products, the possible effects of the restructuring of our European operations, the possible impact of the Infrastructure and Jobs Act on us, our ability to continue to execute our strategies, and our ability to deliver greater long-term value to our shareholders are forward-looking statements.

These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; the results of acquisitions and our integration efforts; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia and Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws and regulations, including trade policies; technological developments; information systems failures and cyberattacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effect and results of litigation and settlements of litigation; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC in February 2024, and Westlake's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC in May 2024.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA, EBITDA margin and free cash flow, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission (SEC) as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP), but believe that certain non-GAAP financial measures, such as EBITDA, EBITDA margin and free cash flow, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) EBITDA to net income, income from operations and net cash provided by operating activities, and (ii) free cash flow to net cash provided by operating activities can be found in the financial schedules at the end of this press release.
About Westlake
Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit the Company's web site at www.westlake.com.

Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's second quarter 2024 results will be held Tuesday, August 6, 2024 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register.vevent.com/register/BI9ab6061c43e746338afcdc616da9a809. Once registered, you will receive a phone number and unique PIN number.
A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/j9tcjmaf.
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WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions of dollars, except per share data and share amounts)
Net sales	$3,207	$3,251	$6,182	$6,607
Cost of sales	2,543	2,609	5,052	5,173
Gross profit	664	642	1,130	1,434
Selling, general and administrative expenses	224	213	433	435
Amortization of intangibles	30	30	60	61
Restructuring, transaction and integration-related costs	4	3	8	6
Income from operations	406	396	629	932
Interest expense	(41)	(42)	(81)	(84)
Other income, net	59	23	109	45
Income before income taxes	424	377	657	893
Provision for income taxes	101	70	149	179
Net income	323	307	508	714
Net income attributable to noncontrolling interests	10	10	21	23
Net income attributable to Westlake Corporation	$313	$297	$487	$691
Earnings per common share attributable to Westlake Corporation:
Basic	$2.42	$2.32	$3.77	$5.39
Diluted	$2.40	$2.31	$3.75	$5.35
Weighted average common shares outstanding:
Basic	128,576,735	127,649,341	128,468,359	127,599,093
Diluted	129,350,720	128,484,016	129,185,545	128,471,760

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2024	December 31, 2023

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$3,042	$3,304
Accounts receivable, net	1,812	1,601
Inventories	1,684	1,622
Prepaid expenses and other current assets	71	82
Total current assets	6,609	6,609
Property, plant and equipment, net	8,541	8,519
Other assets, net	5,933	5,907
Total assets	$21,083	$21,035

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,237	$2,491
Current portion of long-term debt, net	300	299
Long-term debt, net	4,585	4,607
Other liabilities	2,867	2,874
Total liabilities	9,989	10,271
Total Westlake Corporation stockholders' equity	10,574	10,241
Noncontrolling interests	520	523
Total equity	11,094	10,764
Total liabilities and equity	$21,083	$21,035

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023

	(in millions of dollars)
Cash flows from operating activities
Net income	$508	$714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	552	538
Deferred income taxes	(58)	(51)
Net loss on disposition and others	24	22
Other balance sheet changes	(620)	(156)
Net cash provided by operating activities	406	1,067
Cash flows from investing activities
Additions to investments in unconsolidated subsidiaries	(1)	(2)
Additions to property, plant and equipment	(503)	(507)
Other, net	9	10
Net cash used for investing activities	(495)	(499)
Cash flows from financing activities
Distributions to noncontrolling interests	(21)	(24)
Dividends paid	(130)	(92)
Proceeds from exercise of stock options	8	9
Repurchase of common stock for treasury	—	(23)
Other, net	(3)	(1)
Net cash used for financing activities	(146)	(131)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(26)	9
Net increase (decrease) in cash, cash equivalents and restricted cash	(261)	446
Cash, cash equivalents and restricted cash at beginning of period	3,319	2,246
Cash, cash equivalents and restricted cash at end of period	$3,058	$2,692

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in millions of dollars)
Net external sales
Performance and Essential Materials
Performance Materials	$1,177	$1,140	$2,341	$2,422
Essential Materials	836	996	1,603	2,063
Total Performance and Essential Materials	2,013	2,136	3,944	4,485
Housing and Infrastructure Products
Housing Products	1,010	918	1,889	1,736
Infrastructure Products	184	197	349	386
Total Housing and Infrastructure Products	1,194	1,115	2,238	2,122
	$3,207	$3,251	$6,182	$6,607
Income (loss) from operations
Performance and Essential Materials	$157	$215	$179	$618
Housing and Infrastructure Products	266	190	476	333
Corporate and other	(17)	(9)	(26)	(19)
	$406	$396	$629	$932
Depreciation and amortization
Performance and Essential Materials	$224	$217	$444	$427
Housing and Infrastructure Products	53	51	103	106
Corporate and other	2	3	5	5
	$279	$271	$552	$538
Other income, net
Performance and Essential Materials	$10	$3	$21	$5
Housing and Infrastructure Products	17	3	21	10
Corporate and other	32	17	67	30
	$59	$23	$109	$45

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2024	2023	2024	2023

	(in millions of dollars, except percentages)
Net cash provided by operating activities	$169	$237	$555	$406	$1,067
Changes in operating assets and liabilities and other	(6)	50	(283)	44	(404)
Deferred income taxes	22	36	35	58	51
Net income	185	323	307	508	714
Less:
Other income, net	50	59	23	109	45
Interest expense	(40)	(41)	(42)	(81)	(84)
Provision for income taxes	(48)	(101)	(70)	(149)	(179)
Income from operations	223	406	396	629	932
Add:
Depreciation and amortization	273	279	271	552	538
Other income, net	50	59	23	109	45
EBITDA	$546	$744	$690	$1,290	$1,515
Net external sales	$2,975	$3,207	$3,251	$6,182	$6,607
Operating Income Margin	7%	13%	12%	10%	14%
EBITDA Margin	18%	23%	21%	21%	23%

WESTLAKE CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2024	2023	2024	2023

	(in millions of dollars)
Net cash provided by operating activities	$169	$237	$555	$406	$1,067
Less:
Additions to property, plant and equipment	272	231	$240	503	507
Free cash flow	$(103)	$6	$315	$(97)	$560
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WESTLAKE CORPORATION
RECONCILIATION OF PEM SEGMENT EBITDA TO INCOME FROM OPERATIONS
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2024	2023	2024	2023

	(in millions of dollars, except percentages)
Performance and Essential Materials Segment
Income from operations	$22	$157	$215	$179	$618
Add:
Depreciation and amortization	220	224	217	444	427
Other income, net	11	10	3	21	5
EBITDA	$253	$391	$435	$644	$1,050
Net external sales	$1,931	$2,013	$2,136	$3,944	$4,485
Operating Income Margin	1%	8%	10%	5%	14%
EBITDA Margin	13%	19%	20%	16%	23%
WESTLAKE CORPORATION

RECONCILIATION OF HIP SEGMENT EBITDA TO INCOME FROM OPERATIONS
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2024	2023	2024	2023

	(in millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$210	$266	$190	$476	$333
Add:
Depreciation and amortization	50	53	51	103	106
Other income, net	4	17	3	21	10
EBITDA	$264	$336	$244	$600	$449
Net external sales	$1,044	$1,194	$1,115	$2,238	$2,122
Operating Income Margin	20%	22%	17%	21%	16%
EBITDA Margin	25%	28%	22%	27%	21%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS
(Unaudited)

	Second Quarter 2024 vs. Second Quarter 2023		Second Quarter 2024 vs. First Quarter 2024
	Average Sales Price	Volume	Average Sales Price	Volume
Performance and Essential Materials	-16%	+11%	+4%	+1%
Housing and Infrastructure Products	-9%	+16%	—%	+15%
Company	-14%	+12%	+2%	+6%